                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement             / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          K-TRON INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5) Total fee paid:

--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------

(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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
                           K-TRON INTERNATIONAL, INC.
                                Routes 55 & 553
                                  P.O. Box 888
                         Pitman, New Jersey 08071-0888


                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 6, 1995
                    ----------------------------------------


To Our Shareholders:

         Notice is hereby given that the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") will be held on October 6, 1995 at 11:00 a.m., local time, at the Company's principal executive offices at Routes 55 and 553, Pitman, New Jersey for the following purposes:

         (1) To elect one director to Class II of the Board of Directors, to serve for a four-year term and until the election and qualification of his successor; and

         (2) To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on August 11, 1995 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. The transfer books will not be closed.

                                        By Order of the Board of Directors,



                                        Edward B. Cloues, II
                                        Secretary



August 21, 1995

         YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     --------------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD OCTOBER 6, 1995
                     --------------------------------------


         This Proxy Statement is being furnished to the shareholders of K-Tron International, Inc. (the "Company") in connection with the Annual Meeting of Shareholders of the Company to be held on October 6, 1995 and any adjournments thereof (the "Annual Meeting"). This Proxy Statement and the enclosed Proxy Card are being mailed to shareholders on or about August 21, 1995.

         Execution and return of the enclosed Proxy Card are being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting. The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication.

         The Annual Report to Shareholders for the fiscal year ended December 31, 1994, including consolidated financial statements and other information with respect to the Company and its subsidiaries, is being mailed to shareholders with this Proxy Statement. Such Annual Report is not part of this Proxy Statement.


                             VOTING AT THE MEETING

RECORD DATE; PROXIES

         Only shareholders of record at the close of business on August 11, 1995 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments thereof. As of that date, the Company had outstanding 3,103,573 shares of Common Stock. The holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, shall constitute a quorum at the Annual Meeting. Each shareholder entitled to vote shall have the right to one vote for each share of Common Stock outstanding in his, her or its name.

         The shares of Common Stock represented by each properly executed Proxy Card will be voted at the Annual Meeting in the manner directed therein by the shareholder signing such Proxy Card. The Proxy Card provides a space for a shareholder to withhold authority to vote for the nominee for the Board of Directors. The nominee is to be elected by a plurality of the votes cast at the Annual Meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included. If a signed Proxy Card is returned and the shareholder has given no direction with respect to a voting matter, the shares will be voted with respect to that matter by the proxy agents as recommended by the Board of Directors or its Executive Committee. Execution and return of the enclosed Proxy Card will not affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by giving notice of revocation to the Secretary of the Company at any time before the proxy is voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 31, 1995 (or as of such other date as may be noted below) with respect to shares of Common Stock of the Company beneficially owned by each person believed by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, by each director of the Company, by each executive officer of the Company who was serving as such on December 31, 1994 and by all current directors and executive officers of the Company as a group. Except as indicated below, the Company understands that the shareholders listed in such table have sole voting and investment power with respect to the shares owned by them. The number of shares indicated in the table below includes shares issuable upon the exercise of outstanding stock options held by the persons or the group to the extent that such options are exercisable on or within 60 days after July 31, 1995. In the case of directors and executive officers, the information below has been provided by them at the request of the Company.

                                                                     Number of Shares       Percent of Common
                     Name of Individual or Identity of Group         of Common Stock        Stock Outstanding
                     ---------------------------------------         ---------------        -----------------
        Estate of Dr. Mario Gallo(1)  . . . . . . . . . . . . . . .         457,400               14.7
        David L. Babson & Company, Inc.(2)  . . . . . . . . . . . .         346,200               11.2
        Johannes Wirth(3) . . . . . . . . . . . . . . . . . . . . .         307,400                9.9
        T. Rowe Price Associates, Inc.(4) . . . . . . . . . . . . .         200,000                6.4
        Dimensional Fund Advisors Inc.(5) . . . . . . . . . . . . .         162,400                5.2
        Kenneth W. Bullivant(6) . . . . . . . . . . . . . . . . . .         102,200                3.3
        Leo C. Beebe(7)(8)  . . . . . . . . . . . . . . . . . . . .          61,964                2.0
        Edward B. Cloues, II(7).  . . . . . . . . . . . . . . . . .          37,000                1.2
        Marcel O. Rohr(9) . . . . . . . . . . . . . . . . . . . . .          20,478                  *
        Dr. Hans-Jurg Schurmann(7)  . . . . . . . . . . . . . . . .          16,000                  *
        Robert L. Weinberg(7)(10) . . . . . . . . . . . . . . . . .          14,003                  *
        Norman Cohen(7) . . . . . . . . . . . . . . . . . . . . . .          12,219                  *
        Jean Head Sisco(7)  . . . . . . . . . . . . . . . . . . . .           9,500                  *
        Richard J. Pinola(7)  . . . . . . . . . . . . . . . . . . .           5,000                  *
        Martin W. Schuler . . . . . . . . . . . . . . . . . . . . .           2,770                  *
        All current directors and executive officers
        as a group (8 persons)(11)  . . . . . . . . . . . . . . . .         463,086               14.7
------------------

*        Less than 1%.

(1) As reflected in a Schedule 13G dated January 27, 1982, except that Dr. Gallo is deceased and the Company believes the shares are now held by Dr. Gallo's estate. The most recent address known to the Company for the Estate of Dr. Gallo was c/o Burckhardt, Treuhand & Revisions AG, Postfach, Scheideggstrasse 73, CH-8038, Zurich, Switzerland.

(2) As reflected in a Schedule 13G dated February 10, 1995. According to David L. Babson & Company, Inc. ("Babson"), it (i) is a registered investment adviser under the Investment Advisers Act of 1940, (ii) has the sole power to dispose or to direct the disposition of all of such shares and (iii) has the sole power to vote or direct the vote as to 51,100 shares and shared power to vote or to direct the vote as to 95,100 shares. The principal address of Babson is One Memorial Drive, Cambridge, Massachusetts 02142- 1300.

(3) The address of Mr. Wirth is Sonnenbergstrasse 55, CH-8032, Zurich, Switzerland.

(4) As reflected in Amendment No. 2 to Schedule 13G dated February 14, 1995. According to T. Rowe Price Associates, Inc. ("Price Associates"), these shares are all owned by T. Rowe Price Small Cap Value Fund, Inc., a registered investment company, for which Price Associates, a registered investment adviser under the Investment Advisers Act of 1940, serves as investment adviser with power to direct investments and/or shared power to vote the shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such shares; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. The principal address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202.

(5) As reflected in Amendment No. 5 to Schedule 13G dated January 31, 1995. According to Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment adviser under the Investment Advisers Act of 1940, it was deemed to have beneficial ownership of 162,400 shares as of December 31, 1994, all of which shares were held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust company, or the DFA Group Trust and the DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, as to all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has a principal business address at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(6) Includes 52,000 shares owned by Mr. Bullivant's wife, as to which Mr. Bullivant disclaims beneficial ownership.

(7) Includes with respect to Mr. Beebe 7,000 shares, Mr. Cloues 10,000 shares, Dr. Schurmann 5,000 shares, Mr. Weinberg 9,500 shares, Mr. Cohen 10,000 shares, Mrs. Sisco 7,500 shares and Mr. Pinola 5,000 shares, all of which shares are subject to presently exercisable installments of options.

(8) Includes 54,964 shares as to which Mr. Beebe shares investment and voting power with his wife.

(9) Includes 20 shares owned of record by Mr. Rohr as custodian for his son. Mr. Rohr disclaims beneficial ownership as to all such shares.

(10) Includes 2,000 shares owned by Mr. Weinberg's wife, as to which Mr. Weinberg disclaims beneficial ownership.

(11) Includes 54,000 shares subject to presently exercisable installments of options.

                          MATTERS CONCERNING DIRECTORS

ELECTION OF DIRECTORS

         The Board of Directors currently consists of seven directors and is classified with respect to terms of office into four classes. The Class II director elected at the Annual Meeting will serve until the 1999 annual meeting of shareholders and until such director's successor has been elected and qualified, except in the event of such director's earlier death, resignation or removal. The terms of office of the Class I, Class III and Class IV directors will expire at the annual meetings to be held in 1998, 1996 and 1997, respectively, upon the election and qualification of their successors.

         The Board of Directors, acting on the recommendation of the Chairman of its Nominating Committee (Mr. Wirth being the other member), has nominated Mr. Johannes Wirth for election as the Class II director.

         The persons named as proxy agents in the enclosed Proxy Card intend (unless instructed otherwise by a shareholder) to vote for the election of Mr. Wirth as the Class II director. In the event that the nominee should become unable to accept nomination or election (a circumstance which the Board of Directors does not expect), the proxy agents intend to vote for any alternate nominee designated by the Board of Directors or its Executive Committee or, in the discretion of the Board or its Executive Committee, the position may be left vacant.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE CLASS II NOMINEE.

         Set forth below is certain information with respect to the nominee for director and each other person currently serving as a director of the Company whose term of office will continue after the Annual Meeting, including the class and term of office of each such person. This information has been provided by each director at the request of the Company.

         Class I--Directors with Terms Continuing until 1998

         DR. HANS-JURG SCHURMANN. Dr. Schurmann has been a director since November 1993 and was most recently reelected at the 1994 annual meeting of shareholders. Dr. Schurmann is a senior partner in the law firm of Schurmann, Rausch & Rohrer in Zurich, Switzerland, and has been a partner in that firm since 1979. Dr. Schurmann serves on the boards of numerous European companies, including Ascent Holding AG (Luxembourg), Bellaplast Holding AG (Switzerland) and Discorack-NCO AG (Switzerland). Dr. Schurmann is 50 years of age.

         JEAN HEAD SISCO. Mrs. Sisco has been a director since September 1993 and was most recently reelected at the 1994 annual meeting of shareholders. Since 1979, Mrs. Sisco has been a partner in Sisco Associates, a management consulting firm based in Washington, D.C. which specializes in international risk and trade analysis. Mrs. Sisco serves as a director of Textron, Inc., Santa Fe Pacific Corporation, Santa Fe Pacific Gold Corporation, Chiquita Brands International, The Neiman-Marcus Group, Washington Mutual Investors Fund and American Funds Tax-Exempt Series II. She is also the Chairman of the National Association of Corporate Directors and was the first woman director of the Metropolitan Washington Board of Trade. Mrs. Sisco is 69 years of age.

         Class II--Nominee for Term Continuing until 1999

         JOHANNES WIRTH. Mr. Wirth has been a director since May 1978 and was most recently reelected at the 1991 annual meeting of shareholders. Since 1983, he has been an owner and Managing Director of Wirth Gallo Messtechnik AG, a Swiss research firm specializing in weighing and measuring techniques. He has also served as a consultant to the Company since April 1991. (see "Matters Concerning Directors - Other Compensation Arrangements"). Mr. Wirth is 64 years of age.

         Class III--Directors with Terms Continuing until 1996

         NORMAN COHEN. Mr. Cohen has been a director since 1974 and was most recently reelected at the 1992 annual meeting of shareholders. He was Chairman of the Board of Edward Burton Limited, a clothing manufacturer, from 1986 until 1991, a consultant in the clothing business from 1991 until 1993, and since 1993 has been Chairman and Chief Executive Officer of Creative Contracting Associates, Inc., a clothing manufacturer. Mr. Cohen filed a petition under chapter 7 of the federal Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida in September 1993, and was discharged in January 1994. Mr. Cohen is 69 years of age.

         RICHARD J. PINOLA. Mr. Pinola has been a director since January 1994 when he was appointed by the Board of Directors to fill a Board vacancy. Since January 1994, Mr. Pinola has served as Chairman and Chief Executive Officer of Right Management Consultants, Inc., a publicly-held human resource consulting and career management firm, and from July 1992 through December 1993 he was President and Chief Executive Officer of that company. Prior to joining Right Management Consultants, Mr. Pinola was President and Chief Operating Officer of Penn Mutual Life Insurance Company from March 1988 through September 1991 and a consultant from September 1991 until July 1992. Mr. Pinola is also a director of Right Management Consultants, Inc. and Robec, Inc. Mr. Pinola is 49 years of age.

         Class IV--Directors with Terms Continuing until 1997

         LEO C. BEEBE. Mr. Beebe has been a director since June 1976 and Chairman of the Board of Directors and of the Executive Committee since January 1985, and he was most recently reelected as a director at the 1993 annual meeting of shareholders. Mr. Beebe has been the Chief Executive Officer of the Company since June 30, 1995 and also served as Chief Executive Officer from July 1985 until August 1992. He was Dean of the School of Business Administration of Glassboro State College, Glassboro, New Jersey from July 1977 to July 1985 and a Professor of Marketing at Glassboro State College from 1972 to July 1985. Prior to that time, Mr. Beebe served at Ford Motor Company for 27 years in various capacities in the United States and foreign countries, including as General Marketing Manager of Ford's Lincoln-Mercury Division, Vice President of Marketing and Planning and a director of Ford Motor Company of Canada, and Executive Vice President and General Manager of the Consumer Products Division and a director of Philco Ford Corporation. Mr. Beebe is 78 years of age.

         EDWARD B. CLOUES, II. Mr. Cloues has been a director since July 1985 and was most recently reelected at the 1993 annual meeting of shareholders. He has served as Secretary of the Company since May 1985 and was Vice Chairman of the Board of Directors from August 1988 until November 1994. Mr. Cloues is a senior partner in the law firm of Morgan, Lewis & Bockius, which serves as the Company's general counsel, and has been a partner in that firm since 1979. Mr. Cloues is also a director of AMREP Corporation. Mr. Cloues is 47 years of age.

COMMITTEES AND MEETINGS

         The Board of Directors has an Executive Committee, an Audit and Finance Committee, a Compensation and Human Resources Committee, a Nominating Committee and a Stock Option Committee. During fiscal year 1994, the Board of Directors held seven meetings, the Executive Committee held one meeting, the Audit and Finance Committee held five meetings, the Compensation and Human Resources Committee held six meetings, the Nominating Committee held two meetings and the Stock Option Committee held two meetings. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors held during the period for which he or she was a director during such fiscal year and the committee or committees on which he or she served during such period. The Executive Committee is empowered to exercise all powers of the Board of Directors, except action on dividends and certain other matters which cannot by law be delegated by the Board, during the periods between regular Board meetings. The Audit and Finance Committee is responsible for recommending to the Board the firm to be employed by the Company as its independent accountants and auditors, consulting with such firm as to the annual audit and the adequacy of internal controls, reviewing the accounting controls, practices and policies of the Company and reviewing budgets, cash and debt management and financial matters generally. The Compensation and Human Resources Committee recommends to the Board the compensation of the Company's chief executive officer, reviews and takes action on the chief executive officer's recommendations as to the appropriate compensation of the Company's other officers and key personnel, approves the granting of any bonuses to officers, reviews other compensation and personnel development matters generally and recommends to the Board the compensation of non-management directors. The Nominating Committee's duties are to evaluate Board performance and recommend to the Board nominees for election as directors, to recommend to the Board the membership of Board committees and to recommend to the Board a successor to the chief executive officer when a vacancy occurs. The Stock Option Committee is responsible for administering the Company's 1986 Stock Option Plan. The current members of the Executive Committee are Messrs. Beebe (Chairman), Cloues and Cohen; of the Audit and Finance Committee, Messrs. Cloues (Chairman) and Pinola, Dr. Schurmann and Mrs. Sisco; of the Compensation and Human Resources Committee, Messrs. Cohen (Acting Chairman) and Pinola and Mrs. Sisco; of the Nominating Committee, Messrs. Cloues (Chairman) and Wirth; and of the Stock Option Committee, Messrs. Cohen and Pinola and Mrs. Sisco.

STANDARD COMPENSATION ARRANGEMENTS

         Directors who are not employees of the Company receive an annual retainer of $12,500, a $2,000 annual retainer for each membership on any of the Audit and Finance Committee, the Compensation and Human Resources Committee and the Nominating Committee, a $1,000 annual retainer for membership on the Executive Committee, $1,000 for each Board meeting attended and $750 for each Executive Committee meeting attended provided that, in the case of Executive Committee meetings, such meetings either require substantial preparation or last two hours or more. All retainers are paid on a prorated bi-monthly basis. Directors generally do not receive compensation for their participation in telephone meetings or for attendance at other committee meetings. Non-employee directors are also eligible to receive a bonus in an amount which would be a percentage of each such director's compensation for the year in question and would be determined by the Compensation and Human Resources Committee at the same time that executive bonuses, if any, are determined by that Committee. It is contemplated that any such director bonuses would thus be related to corporate performance on a basis similar to that used by the Compensation and Human Resources Committee to relate senior executive bonuses to corporate performance. No bonuses were paid to non-employee directors for fiscal year 1994. Furthermore, as of March 1, 1995, the Board agreed to forego all retainer fees until otherwise determined by the Board. Finally, under the Company's 1988 Non-Employee Directors Stock Option Plan (the "1988 Plan"), each director of the Company who is neither an employee of the Company nor the beneficial owner of 3% or more of its outstanding Common Stock receives, upon the later of the adoption of the 1988 Plan or his or her election as a director, a single non-qualified stock option to purchase 10,000 shares of Common Stock during the ten-year term of the option at an exercise price equal to the fair market value of such stock as of the date of option grant. The 1988 Plan was approved at the 1989 annual meeting of shareholders and replaced the Company's prior non-employee directors stock option plan without affecting options previously granted thereunder.

OTHER COMPENSATION ARRANGEMENTS

         Since April 1991, Mr. Wirth, who is also a principal shareholder of the Company, has been retained as a consultant by the Company. Under this arrangement, he provides technical assistance and advice on such matters as are referred to him by the chief executive officer of the Company, and from April 1991 through February 28, 1995, he devoted approximately 1,000 hours per year to such work. During 1994, Mr. Wirth received a consulting fee for these services of Sfr. 100,000 plus Sfr. 10,000 for travel expenses (an aggregate of $80,000 at an exchange rate of $.73 per Sfr., which was the average $/Sfr. exchange rate for 1994). Effective March 1, 1995, Mr. Wirth will receive a reduced annual consulting fee of Sfr. 50,000 plus Sfr. 5,000 for travel expenses, with a commensurate reduction in his hourly consulting commitment to approximately 500 hours per year.

REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

         Article Ninth of the Restated Certificate of Incorporation of the Company provides that no person may be nominated for election as a director by a shareholder at an annual or special meeting unless written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                             EXECUTIVE COMPENSATION

COMPENSATION

         The following table provides information concerning the annual and long-term compensation during fiscal years 1994, 1993 and 1992 of those persons who were at any time during the last completed fiscal year the chief executive officer and who were at December 31, 1994 the other executive officers of the Company, for services rendered by them to the Company and its subsidiaries in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                                      Long-Term
                                                 Annual Compensation               Compensation(1)
                                     ------------------------------------------    ---------------

                                                                  Other Annual        Securities
          Name and                                                Compensation        Underlying          All Other
     Principal Position       Year      Salary         Bonus          (2)(3)       Options Granted    Compensation(2)(4)
 --------------------------   ----    ----------     --------    ---------------   ---------------    ------------------
Marcel O. Rohr(5) . . . .     1994      $250,000        $0           $  502             15,000             $19,970
 President and Chief          1993      $250,000        $0           $  671              -0-               $ 8,236
 Executive Officer;           1992      $205,235      $60,000        $  168             10,000             $10,650
 Director

Leo C. Beebe(6) . . . . .     1994      $200,000        $0           $1,956              -0-               $18,163
 Chairman of the              1993      $200,000        $0           $3,513              -0-               $11,671
 Board of Directors           1992      $258,333      $60,000        $1,556              -0-               $27,521


Kenneth W. Bullivant(7) .     1994      $148,000        $0           $  646             1,000              $13,986
  Executive Vice President    1993      $148,000        $0           $1,309              -0-               $10,262
  and Chief Technical         1992      $141,500      $15,000        $  663              -0-               $22,881
  Officer

Robert L. Weinberg  . . .     1994      $135,000        $0           $1,010             7,500              $14,189
 Senior Executive Vice        1993      $121,500        $0           $2,046             3,000              $16,564
 President, Chief             1992      $110,250      $17,000        $1,035              -0-               $22,782
Financial
 Officer and Treasurer

Martin W. Schuler(8)  . .     1994      $124,800        $0             $0               3,500              $   648
 Senior Vice President and
 Controller - European
 Operations

  ----------------

  (1) The Company has never made any restricted stock awards and its 1986 Stock Option Plan is its only long-term incentive plan.

  (2) In fiscal years 1994, 1993 and 1992, no executive officer received perquisites or other personal benefits, securities or property which exceeded the lesser of $50,000 or 10% of such executive officer's salary and bonus.

  (3) The amounts disclosed in this column represent the amounts reimbursed to each executive officer for income taxes incurred with respect to additional group term life insurance purchased on behalf of such executives.

  (4)    The amounts disclosed in this column include:

         (a) Company contributions under the Company's 401(k) Profit-Sharing and Thrift Plan on behalf of the following executive officers of the
         Company: For fiscal year 1994 - Mr. Rohr $9,000, Mr. Beebe $9,000, Mr. Bullivant $8,880 and Mr. Weinberg $8,100. For fiscal year 1993 - Mr. Rohr $4,497, Mr. Beebe $4,497, Mr. Bullivant $4,497 and Mr. Weinberg $4,155. For fiscal year 1992 - Mr. Rohr $4,166, Mr. Beebe $21,272, Mr. Bullivant $17,911 and Mr. Weinberg $12,495.

         (b) Credits under the Company's unfunded Supplemental Executive Retirement Plan on behalf of Mr. Bullivant: For fiscal year 1994 - $97; fiscal year 1993 - $89; and for fiscal year 1992 - $83.

         (c) Company payments of premiums for supplemental health insurance on behalf of the following executive officers of the Company: For fiscal year 1994 - Mr. Rohr $9,950, Mr. Beebe $4,675, Mr. Bullivant $3,569 and Mr. Weinberg $3,839. For fiscal year 1993 - Mr. Rohr $2,719, Mr. Beebe $2,819, Mr. Bullivant $4,236 and Mr. Weinberg $10,159. For fiscal year 1992 - Mr. Rohr $6,144, Mr. Beebe $1,584, Mr. Bullivant $3,199 and Mr. Weinberg $8,037.

         (d) Company payments of premiums for additional group term life insurance on behalf of the following executive officers of the Company and, in the case of Mr. Bullivant, also for split-dollar whole-life coverage in 1993 and 1992, as follows: For fiscal year 1994 - Mr. Rohr $1,020, Mr. Beebe $4,488, Mr. Bullivant $1,440, Mr. Weinberg $2,250 and Mr. Schuler $648. For fiscal year 1993 - Mr. Rohr $1,020, Mr. Beebe $4,355, Mr. Bullivant $1,440 and Mr. Weinberg $2,250. For fiscal year 1992 - Mr. Rohr $340, Mr. Beebe $4,665, Mr. Bullivant $1,688 and Mr. Weinberg $2,250.

  (5) Mr. Rohr resigned as President and Chief Executive Officer and also as a director of the Company on June 30, 1995. Prior to serving as President and Chief Executive Officer of the Company, Mr. Rohr served as President and Chief Operating Officer until August 1992. Mr. Rohr's salary was calculated in Swiss francs prior to June 1992 and in U.S. dollars thereafter, and the salary amount included in the table for 1992 is expressed in U.S. dollars using the average $/Sfr. exchange rate for 1992. Bonus payments to Mr. Rohr were awarded in U.S. dollars. The table does not reflect payments to the K-Tron Soder Pension Plan on behalf of Mr. Rohr made in accordance with applicable Swiss law.

  (6) Mr. Beebe became Chief Executive Officer of the Company on June 30, 1995 when Mr. Rohr resigned as Chief Executive Officer, a position which he previously held from July 1985 until August 1992. From August 1992 until June 30, 1995, Mr. Beebe served as the Company's full-time Chairman of the Board of Directors, and he continues as its Chairman. While not an executive officer under the Company's By-Laws from August 1992 until June 30, 1995, the Company believes that Mr. Beebe would have been considered an executive officer of the Company under the applicable regulations adopted by the Securities and Exchange Commission. On February 3, 1995, Mr. Beebe assumed active responsibility for the Company's operations other than at its Colortronic GmbH subsidiary in Germany and voluntarily reduced his salary from $200,000 to $1 per year, effective March 1, 1995. Mr. Beebe will continue to receive this $1 per year salary while serving as the Company's Chief Executive Officer. While serving for this nominal salary, Mr. Beebe will continue to receive his health, life insurance and other benefits.

  (7) Mr. Bullivant was Executive Vice President and Chief Technical Officer until February 1995, when he became Technical Consultant to the Company. He resigned from the Company on July 7, 1995. Mr. Bullivant ceased being an executive officer of the Company in February 1995.

  (8) Mr. Schuler resigned as Senior Vice President and Controller - European Operations on June 23, 1995. Mr. Schuler's salary was calculated and paid in Swiss francs, and the salary amount included in the table for 1994 is expressed in U.S. dollars using the average $/Sfr. exchange rate for 1994 ($.73/Sfr.). Mr. Schuler became an executive officer of the Company in 1994; therefore his compensation for 1993 and 1992 are not required to be disclosed.

CERTAIN EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Messrs. Rohr, Bullivant, Weinberg and Schuler were employed by the Company during fiscal year 1994 under employment agreements with the Company effective January 1, 1992, as amended (collectively, the "Employment Agreements"). Under these Employment Agreements, Messrs. Rohr, Bullivant, Weinberg and Schuler are entitled to receive a base salary, which may be increased from time to time by the Board of Directors, and such additional compensation and bonus payments as may be awarded to them by the Board. These base salaries for Messrs. Rohr, Bullivant, Weinberg and Schuler were $250,000, $148,000, $135,000 and Sfr. 171,000 (approximately $124,800), respectively, as of January 1, 1995. In all cases, the Company's obligation to pay such base salaries is subject to the Company's right to reduce them in the event reductions are generally being made for other officers of the Company or its subsidiaries holding comparable positions. As of March 1, 1995, the base salaries for Messrs. Rohr, Bullivant and Weinberg were reduced to $225,000, $133,200 and $121,500, respectively. In June 1995, each of Messrs. Rohr and Schuler resigned their positions with the Company and, in July 1995, Mr. Bullivant resigned his position with the Company. As a result of such resignations, the Company's obligations to each of Messrs. Rohr, Bullivant and Schuler under their Employment Agreements terminated. On July 17, 1995, Mr. Weinberg's base salary was reinstated to $135,000.

         Each of the Employment Agreements provides or provided that either the Company or the employee may terminate the employment term thereunder upon not less than one year's prior notice (two years in the case of Mr. Rohr). Such employment terms are or were also subject to termination by reason of the employee's death or disability or by the Board of Directors at any time for "cause" as specified in such Employment Agreements. In addition, in the case of the Employment Agreements involving Messrs. Bullivant, Weinberg and Schuler, the Company has or had the right to terminate the employee at any time without cause by paying the employee a lump sum amount equal to 100% of the employee's then-annual base salary or, if the previously described one-year notice of termination has or had already been given by the Company to the employee, the portion thereof relating to the balance of the employment term.

         The Employment Agreements with Messrs. Rohr and Bullivant included provisions relating to a termination of employment upon a change in control. For purposes of these Employment Agreements, a change of control was defined to mean either (i) an acquisition by any person (including affiliates and associates) of beneficial ownership of more than 20% of the Company's outstanding Common Stock (unless the Board of Directors within 30 days after learning thereof determines that this should not be considered a change of control) or (ii) a change in the composition of the Board of Directors during any two-year period such that the directors in office at the beginning of the period no longer constitute a majority of the directors in office (unless the election or nomination of at least two-thirds of the new directors was approved by at least two-thirds of the directors in office at the time of such election or nomination who were directors at the beginning of such period). These Employment Agreements applied to a termination of employment upon or within two years after a change of control which, if such termination was initiated by the Company, was for any reason other than death, disability or "cause" (as specified in such Employment Agreements) or which, if such termination was initiated by the employee, was upon (i) a significant reduction in such employee's authority, duties or responsibilities, (ii) a significant breach by the Company of its obligations under such employee's Employment Agreement,
(iii) any removal from or failure to reelect such employee to the director and executive officer positions held by him, except in connection with promotion to higher office, (iv) a reduction in such employee's base salary, (v) a transfer of such employee without his consent to a location which is outside the general metropolitan area in which his principal place of business immediately preceding such transfer was located or which is otherwise an unreasonable commuting distance from his principal residence or (vi) the Company's requirement that the employee undertake business travel to an extent that is substantially greater than is reasonable and customary for the position he holds.

         In the event of the termination of employment of Messrs. Rohr and Bullivant upon a change of control, the Employment Agreements provided that, subject to certain limitations, the Company would pay the employee (i) an amount equal to two times such employee's base salary in effect either immediately prior to the termination of employment or immediately prior to the change of control, whichever was higher, and (ii) an amount equal to the spread (the excess of market value over exercise price) on any stock options held by such employee whether or not such options were exercisable at the date of termination.

         Under the Employment Agreements, if the employment of Messrs. Rohr and Bullivant had been terminated on March 1, 1995 upon or following a change of control, the Company would have been obligated to pay them $450,000 and $266,400, respectively.

         In May 1994, the Company and Mr. Rohr entered into an agreement providing for the reimbursement by the Company of certain tax liabilities, if any, incurred by Mr. Rohr upon a future Forced Sale (as hereinafter defined) of 15,839 shares of Company Common Stock acquired by him while a resident of Switzerland (the "Swiss Shares"). The agreement arose out of Mr. Rohr's promotion to Chief Executive Officer of the Company in 1992 and the requirement that Mr. Rohr move from Switzerland to the United States. As a U.S. resident, Mr. Rohr may be subject to certain U.S. federal, state and local income taxes in respect of a sale or other disposition of the Swiss Shares. Had Mr. Rohr remained in Switzerland, he would not have been subject to such taxes. The agreement provides that in the event that the Swiss Shares are sold, transferred, exchanged or otherwise disposed of through a Forced Sale during any taxable year in which Mr. Rohr is employed by the Company at the time of the Forced Sale and is subject to any U.S. federal, state or local income tax with respect to the disposition of the Swiss Shares, the Company will pay Mr. Rohr an amount which will, on an after-tax basis, leave him in the same financial position after payment of all taxes as if such taxes with respect to the aggregate Offshore Gain (as hereinafter defined) had never been imposed. The agreement defines a "Forced Sale" as any transaction with a third party not initiated or caused by Mr. Rohr in his capacity as a shareholder of the Company in which the Swiss Shares are sold, exchanged, transferred, converted or otherwise disposed of in a situation where there will be a change in control of the Company. Examples of a Forced Sale would include a share exchange, merger, consolidation, other transaction having a similar effect or tender offer, in each case where there is a change in control. "Offshore Gain" is defined as that amount of capital gain realized by Mr. Rohr which is attributable to that portion of the appreciation of the Swiss Shares, if any, up to an amount which does not exceed the difference between Mr. Rohr's tax basis in such shares for U.S. federal income tax purposes and $13.50 (which was approximately the per share price of the Company's Common Stock when Mr. Rohr moved to the United States). Under this agreement, had Mr. Rohr disposed of the Swiss Shares in a Forced Sale on March 1, 1995, the Company would have been obligated to reimburse Mr. Rohr $5,248. As of June 30, 1995, the Company was no longer obligated to reimburse Mr. Rohr under this agreement.

OPTION GRANTS

         The following table provides additional information concerning grants of stock options during fiscal year 1994 under the Company's 1986 Stock Option Plan, which is the only stock option plan of the Company under which executive officers may receive stock option grants. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 1986 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                       Percentage of                              Potential Realizable Value at
                         Number of     Total Options                              Assumed Annual Rates of Stock
                         Securities     Granted to                                    Price Appreciation for
                         Underlying    Employees in                                     Option Term (2)(3)
                          Options       Fiscal Year   Exercise Price  Expiration  ----------------------------
         Name            Granted(1)        1994         (per share)      Date      0%        5%         10%
---------------------    ----------      --------       -----------   ----------  ----      ----        ----
Marcel O. Rohr  . . .      15,000          24.8%          $11.50       7/15/2004   -0-     $108,484    $274,920

Leo C. Beebe  . . . .        -0-            -0-             -0-           -0-      -0-        -0-        -0-

Kenneth W. Bullivant       1,000            1.7%          $11.50       7/15/2004   -0-     $  7,232    $ 18,328

Robert L. Weinberg  .      7,500           12.4%          $11.50       7/15/2004   -0-     $ 54,242    $137,460

Martin W. Schuler . .      3,500            5.8%          $11.50       7/15/2004   -0-     $ 25,313    $ 64,148

----------------

 (1) Under the Company's 1986 Stock Option Plan, the Board of Directors retains discretion, subject to plan limits, to alter, amend, discontinue or terminate the plan, provided that no such action may adversely affect previously granted options.

 (2) The potential realizable values shown in these columns illustrate the results of hypothetical annual rates of appreciation compounded annually from the date of grant until the end of the option term, assuming an initial investment equal to the aggregate exercise price shown for the option grant. These amounts are reported net of the option exercise price (which may be paid by delivery of already- owned shares of Common Stock), but before any taxes associated with the exercise or subsequent sale of the underlying stock.

 (3) The dollar amounts in these columns are based on the hypothetical annual rates of appreciation noted and are therefore not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. Alternative formulas for determining potential realizable value have not been utilized because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. There can be no assurance that the dollar amounts reflected in these columns will be achieved. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions, as well as the executive officer's continued employment through the vesting period.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table provides information concerning unexercised stock options granted in fiscal year 1994 and prior years under the Company's 1986 Stock Option Plan. None of the executive officers exercised any stock options during fiscal year 1994. No stock appreciation rights have been granted by the Company nor is the grant of such rights currently provided for in the Company's 1986 Stock Option Plan.

                         FISCAL YEAR-END OPTION VALUES

                                                     Number of Securities            Value of Unexercised
                                                    Underlying Unexercised          In-the-Money Options at
                                                 Options at December 31, 1994        December 31, 1994(1)
                                                 ----------------------------    ----------------------------
                          Name                    Exercisable  Unexercisable      Exercisable  Unexercisable
 ---------------------------------------------    -----------  -------------      -----------  -------------
Marcel O. Rohr  . . . . . . . . . . . . . . .        25,500          24,500         $30,875        $12,375

Leo C. Beebe  . . . . . . . . . . . . . . . .         7,000            -0-          $10,500        $     0

Kenneth W. Bullivant  . . . . . . . . . . . .         9,500           2,500         $13,625        $ 4,125

Robert L. Weinberg  . . . . . . . . . . . . .         9,500           9,000         $ 8,625        $ 4,125

Martin W. Schuler . . . . . . . . . . . . . .         2,500           6,500         $ 4,750        $ 2,750

----------------

(1) Based on the closing price of the Company's Common Stock as reported on the National Market segment of The Nasdaq Stock Market on December 30, 1994 ($10.75), net of the option exercise price.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 15 SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.


                           REPORT OF THE COMPENSATION
                         AND HUMAN RESOURCES COMMITTEE


         As members of the Compensation and Human Resources Committee (the "Compensation Committee"), it is our duty to review the compensation of all executive officers of the Company, to recommend to the Board the base salary of the Company's chief executive officer, to approve the base salaries of all other executive officers and to approve all bonuses and other compensation granted to executive officers. These duties and the other responsibilities of the Compensation Committee are more fully described on page 5 of this Proxy Statement under the caption "Matters Concerning Directors - Committees and Meetings." In fulfilling these duties and responsibilities, it is the Compensation Committee's goal to have a policy that will enable the Company to attract, retain and reward executive officers who contribute to both its short-term and long-term success.

         The Company's compensation policy for executives is to pay competitively and to be fair in the administration of pay. This is the same policy applicable to all employees of the Company. The Company seeks to balance the compensation paid to a particular individual with the compensation paid to other executives holding comparable positions both inside the Company and at other similar companies. An informal bonus program is used to align the total annual compensation of executives with Company performance, individual performance and the achievement of financial and other business objectives, and the payment of bonuses is entirely at the discretion of the
Compensation Committee.   With respect to salaries, bonuses and other
compensation, the decisions of the Compensation Committee are subjective and are not based on any list of specific criteria.

         We believe that the compensation received by each of the executive officers for 1994 was reasonable in view of their contributions to the Company in 1993. 1994 was a very difficult year for the Company, particularly in Germany, France and Asia, and no bonuses were awarded to any executive officer for fiscal year 1994.

         The Company's President and Chief Executive Officer, Marcel Rohr, had a base salary for 1994 of $250,000, which was unchanged from 1993. Mr. Rohr's salary was reduced by 10% to $225,000 on March 1, 1995, which was a response to the Company's poor performance in the fourth quarter of 1994. Salaries of certain other executive officers were similarly reduced. Mr. Beebe, the Company's full-time Chairman who replaced Mr. Rohr as Chief Executive Officer on June 30, 1995, voluntarily reduced his annual salary from $200,000 to $1.00 on March 1, 1995.

         The Company also has a stock option plan which is administered by a committee selected by the Board. The members of the Compensation Committee served as the three members of the Stock Option Committee at the time all stock option grants were made in 1994. The purpose of stock option grants is to provide an additional incentive to key employees to work to maximize shareholder value, and vesting periods are utilized to encourage such employees to remain with the Company. During 1994, stock options were granted by the Stock Option Committee to Messrs. Rohr (15,000), Bullivant (1,000), Weinberg (7,500) and Schuler (3,500). The Company does not use restricted stock or stock appreciation rights as a compensation vehicle, nor does it have any long-term incentive compensation plans. Stock option grants are entirely at the discretion of the Stock Option Committee, including their timing, the recipients thereof and the number of shares underlying any particular grant.

         Payments during 1994 to the Company's executives as discussed above were made with regard to the provisions of section 162(m) of the Internal Revenue Code of 1986, as amended, which became effective on January 1, 1994.
Section 162(m) limits the deduction that may be claimed by a "public company" for compensation paid to certain individuals to $1 million except to the extent that any excess compensation is "performance-based compensation." It is the Committee's intention that no compensation will be limited as to its deductibility under Section 162(m).



                                      COMPENSATION AND HUMAN RESOURCES COMMITTEE


                                      Norman Cohen
                                      Richard J. Pinola
                                      Jean Head Sisco
July 14, 1995

                               PERFORMANCE GRAPH

         The following line graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for the past five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500"), the Dow Jones Factory Equipment Industry Group, described more fully below (the "Factory Equipment Group"), and a peer group of companies described more fully below (the "Old Peer Group") which, until this year, was used by the Company for purposes of the comparison. The Company has chosen to change the performance index from that used in the Company's 1994 Proxy Statement, the Old Peer Group, to the Factory Equipment Group because it believes that the Factory Equipment Group represents a broader group of comparable companies. Three of the six companies in the Old Peer Group are also included in the Factory Equipment Group. Dividend reinvestment has been assumed and, with respect to companies in each of the Factory Equipment Group and the Old Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. There can be no assurance that the performance of the Company's Common Stock will continue in a manner similar to the trend depicted on the graph.



                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
               AMONG K-TRON INTERNATIONAL, INC., S&P 500 INDEX,
                  FACTORY EQUIPMENT GROUP AND OLD PEER GROUP*

                        FY end      FY end     FY end     FY end     FY end    FY end
                         1989        1990       1991       1992       1993      1994
K-Tron International   $100.00      $76.32     $ 84.21    $132.21    $107.89   $113.16
S&P 500 Index          $100.00      $96.88     $126.42    $136.08    $149.80   $151.78
Factory Equipment      $100.00      $83.82     $108.68    $120.86    $136.93   $129.70
Old Peer Group         $100.00      $70.93     $ 97.42    $ 92.62    $106.31   $100.28

----------
* Assumes $100 invested on December 31, 1989 in K-Tron International, Inc. Common Stock, the S&P 500 Index, the Factory Equipment Group and the Old Peer Group.

         The Dow Jones Factory Equipment Industry Group is not a "published industry or line-of-business index" as that terms is defined by SEC regulations. Accordingly, the Factory Equipment Group is considered a "peer index" and the identity of the issuers used in the index is as follows:
Acme-Cleveland Corp., American Vanguard Corporation, Autoclave Engineers, Inc., Baldwin Technology Company, Inc., Bethlehem Corp., Binks Mfg. Co., Brown & Sharpe Mfg. Co., Calnetics Corp., Chicago Rivet & Machine Co., Cincinnati Milacron Inc., Data Measurement Corp., Flow International Corp., Giddings & Lewis, Inc., Gleason Corporation, Gorman-Rupp Co., Hurco Companies Inc., IMO Industries Inc., Impact Systems, Inc., Innovex Inc., The Interlake Corporation, K-Tron International, Inc., Katy Industries, Inc., Ketema, Inc., Keystone International Inc., Kulicke & Soffa Industries, Inc., Lynch Corp., McClain Industries, Inc., Met-Coil Systems Corp., The Middleby Corporation, Monarch Machine Tool Co., Moore Products Co., Paul Mueller Co., Nordson Corp., Noxso Corp., Oilgear Co., Orbotech Ltd., Publishers Equipment Corp., Puroflow Incorporated, Quipp Inc., Regal-Beloit Corporation, Safetytek Corp., Salem Corporation, Secom General Corp., Selas of America, Shelter Components, Corp., S I Handling Systems, Inc., L.S. Starrett Co., Summa Industries, Taylor Devices, Inc., Thermo Process Systems Inc., Twin Disc Inc., Utilx Corporation, Wedco Technology Inc. and Weldotron Corp.

         The Old Peer Group is comprised of the Company and five other companies which operate in the same Standard Industrial Classification industry segment (Industrial Instruments for Measurement, Display and Control of Process Variables and Related Products). The Company believes that the other companies in the Old Peer Group are comparable to the Company in terms of size and capitalization. The companies included in the Old Peer Group are Autoclave Engineers, Inc., Badger Meter, Inc., K-Tron International, Inc., Moore Products Co., MTS Systems Corp. and TSI Inc. Prior to this year's Proxy Statement, the Old Peer Group also included Fischer & Porter Co. which merged into a subsidiary of Elsag Bailey Process Automation N.V. on August 10, 1994.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since April 1991, Johannes Wirth, a director and principal shareholder of the Company, has been retained as a consultant by the Company. See "Matters Concerning Directors -- Other Compensation Arrangements."


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On July 29, 1994, the Board of Directors of the Company appointed the accounting firm of Arthur Andersen LLP as the Company's independent public accountants and auditors. Arthur Andersen LLP has been selected to continue in such capacity for the current year. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

         On July 29, 1994, the Company dismissed Deloitte & Touche LLP as the Company's independent public accountants and auditors, a capacity in which that firm had served for many years. The decision to change the Company's accountants and auditors was recommended by the Audit and Finance Committee of the Board of Directors and approved by the full Board.

         At its meeting on May 12, 1994, the Board of Directors determined that it would be appropriate to investigate whether the normal auditing and tax services required by the Company could be obtained on a more cost effective basis by means of a fixed fee arrangement for a three-year period. Accordingly, the Board directed management to solicit requests for proposals from several major accounting firms, including Deloitte & Touche LLP, for audit and tax services. Management did so and then gave careful consideration to proposals received from five major accounting firms. After discussions with management and a meeting with representatives of Arthur Andersen LLP, the Audit and Finance Committee recommended to the Board of Directors that the Board appoint Arthur Andersen LLP to serve as the Company's independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for 1994. On July 29, 1994, the Board of Directors made such appointment.

         During the fiscal year ended January 1, 1994 and the subsequent period through July 29, 1994, the date on which Deloitte & Touche LLP was dismissed as the Company's independent public accountants and auditors, there were no disagreements between the Company and Deloitte & Touche LLP on any matter relating to accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused them to make reference in connection with their reports to the subject matter of the disagreement. In addition, Deloitte & Touche LLP's reports on the Company's financial statements for the fiscal year ended January 1, 1994 contained no adverse opinions or disclaimers of opinion nor were such reports qualified as to uncertainty, audit scope or accounting principles. As discussed in Note 2 to the consolidated financial statements previously filed by the Company with its Annual Report on Form 10-K for the fiscal year ended January 1, 1994, in the fiscal year ended January 1, 1994, the Company changed its method of accounting for certain costs of inventory and for income taxes.

         With respect to Item 304(a)(v)(A) of Regulation S-K, by letter dated March 11, 1994, Deloitte & Touche LLP advised the Company of a material weakness in its internal control structure. In response, the Company has taken corrective actions.

                   SHAREHOLDER PROPOSALS--1996 ANNUAL MEETING

         Shareholders may submit proposals on matters appropriate for shareholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible shareholder desires to have presented at the 1996 annual meeting of shareholders (which is expected to be held on or about May 10, 1996) concerning a proper subject for inclusion in the proxy statement and for consideration at the annual meeting, will be included in the Company's proxy statement and related proxy card if it is received by the Company no later than December 29, 1995.

                                 OTHER MATTERS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and certain officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Such directors, officers and more than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms which they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all fiscal year 1994 Section 16(a) filing requirements applicable to its directors, officers and more than ten percent shareholders were complied with. In addition, while an annual statement on Form 5 under
Section 16(a) is not required to be filed if there are no previously unreported transactions or holdings to report, nevertheless the Company is obligated to disclose the names of directors, covered officers and more than ten percent shareholders who did not file an annual statement on Form 5 unless the Company received a written statement that no such filing was required. As of August 11, 1995, the Company had not received either an annual statement on Form 5 for fiscal year 1994 or such a written statement from the Estate of Dr. Mario Gallo, a more than ten percent shareholder.

         The Board of Directors of the Company does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented. If, however, other matters properly do come before the meeting, it is the intention of the persons named as proxy agents in the enclosed Proxy Card to vote upon such matters in accordance with their judgment.

                                        By Order of the Board of Directors,



                                        Edward B. Cloues, II
                                        Secretary
August 21, 1995

                        K-TRON INTERNATIONAL, INC. PROXY

                                ROUTES 55 & 553
                                  P.O. BOX 888
                         PITMAN, NEW JERSEY 08071-0888

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints LEO C. BEEBE and NORMAN COHEN, or either of them acting singly in the absence of the other, each with the power to appoint his substitute, the Proxy Agents of the undersigned to attend the Annual Meeting of Shareholders of K-Tron International, Inc. (the "Company") to be held October 6, 1995, and any adjournments thereof, and, with all powers the undersigned would possess if personally present, to vote upon the following matters as indicated below.

1. ELECTION OF DIRECTOR            FOR:                         WITHHOLD AUTHORITY
                                                                TO VOTE FOR:
   CLASS II                        Johannes Wirth   /  /        Johannes Wirth   / /

2. In their discretion, the Proxy Agents are authorized to vote upon such other business as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR ELECTION AS THE CLASS II DIRECTOR. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

                                                        ------------------------
                                                        Signature

                                                        ------------------------
                                                        Signature if held
                                                        jointly
                                                        DATED:            , 1995
                                                        PLEASE MARK, SIGN AND
                                                        DATE THIS PROXY CARD AND
                                                        PROMPTLY RETURN IT USING
                                                        THE ENCLOSED ENVELOPE.